Sub-Item 77Q1(a)

Copies of any material amendments to the registrant’s charter:

Amended Schedule B, dated November 10, 2005, to the Declaration of Trust dated November 5, 2004. Incorporated herein by reference to
Exhibit (a)(4) to Post-Effective Amendment No. 79 (filed December
30, 2005) to the Registrant’s Registration Statement on Form N-1A.

Sub-Item 77Q1(d)

Rights of shareholders described in documents
listed previously in response to Item 77Q1(a).

Form of Combined Amended and Restated Rule
18f-3 Multi-Class Plan and Exhibit B effective
November 10, 2005. Incorporated herein by reference
to Exhibit (n) to Post-Effective Amendment No. 79 (filed December
30, 2005) to the Registrant’s Registration Statement on Form N-1A.